United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 25, 2006

(Date of Report – Date of earliest event reported)

DayStar Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	50508	84-1390053
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)

13 Corporate Drive Halfmoon, New York	12065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 383-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 25, 2006, DayStar Technologies, Inc. (the “Company”) entered into a series of agreements with Castlerigg Master Investments, Ltd. (the “Investor”), pursuant to a private placement transaction providing for, among other things, the issuance of a senior convertible note for aggregate gross proceeds of $15 million and warrants for 782,609 shares of the Company’s $.01 par value per share Common Stock (“Common Stock”). The agreements include, without limitation, a Securities Purchase Agreement, a Senior Convertible Note, a Class A and a Class B Warrant to Purchase Common Stock (the Class A Warrant and the Class B Warrant are, collectively, the “Warrants”), a Registration Rights Agreement, an Escrow Agreement and various ancillary certificates, disclosure schedules and exhibits in support thereof, each dated May 25, 2006. The following is a summary of each of those agreements. These summaries are not complete, and are qualified in their entirety by reference to the full text of the agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Securities Purchase Agreement

The Securities Purchase Agreement provides for the purchase by the Investor and the sale by the Company of a Senior Convertible Note in the aggregate principal amount of $15 million and Class A and Class B Warrants to Purchase Common Stock. The Securities Purchase Agreement contains representations and warranties of the Company and the Investor which are typical for transactions of this type. The representations and warranties made by the Company in the Securities Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investor. Accordingly, the representations and warranties contained in the Securities Purchase Agreement should not be relied upon by third parties who have not reviewed those disclosure schedules.

The Securities Purchase Agreement contains covenants on the part of the Company which are typical for transactions of this type, as well as the following covenants:

•	the obligation to use the proceeds for working capital purposes, but not for the repayment of any other outstanding debt of the Company or its subsidiaries for borrowed money and not for the redemption or repurchase of any equity securities of the Company or any of its subsidiaries;

•	the obligation to not, while the Senior Convertible Note is outstanding, directly or indirectly redeem, or pay any cash dividend or distribution on the Company’s Common Stock, without the consent of the holders of the Senior Convertible Note;

•	the obligation to not issue any additional Senior Convertible Notes or any variable future priced securities;

•	the obligation to not file any registration statements with the Securities and Exchange Commission (the “Commission”) within three (3) months following the date the registration statement required by the Registration Rights Agreement is declared effective by the Commission;

•	the obligation of the Company to offer, for a period of two years from the closing date, to the Investor, the opportunity to participate in any subsequent securities offerings by the Company in an aggregate amount up to $15,000,000, subject to certain exceptions; and

•	the obligation to seek stockholder approval of the transaction and if, despite the Company’s best efforts, stockholder approval is not obtained on or before November 30, 2006, to continue to seek stockholder approval every three months thereafter until such stockholder approval is obtained, the Senior Convertible Note is no longer outstanding, or August 30, 2007, whichever occurs first.

The Securities Purchase Agreement also obligates the Company to indemnify the Investor and other holders of the securities issued to them for certain losses resulting from (1) any misrepresentation or breach of any representation or warranty made by the Company, (2) any breach of any obligation of the Company, and (3) certain third party claims.

Senior Convertible Note

The Senior Convertible Note has an aggregate principal amount of $15 million and is convertible into shares of the Company’s Common Stock at an initial conversion price of approximately $11.50 per share, subject to adjustment (the “Conversion Price”). The Senior Convertible Note matures at the end of the eight month period beginning on the earlier of two weeks after the date on which the Commission has declared effective (the “Effective Date”) the registration statement that is required to be filed by the Registration Rights Agreement (“Registration Statement”) or on September 25, 2006 (the “Initial Maturity Date”), which is the four month anniversary of the closing date, subject to the right of the holder to extend the date for the payment of any installment of principal described below. The Senior Convertible Note bears interest at the rate of 7.5% per annum, which rate is increased to 10% upon the occurrence of an event of default under the Senior Convertible Note.

Repayment of Principal

The principal amount of the Senior Convertible Note is to be repaid in eight equal installments of $1,875,000, on each monthly anniversary of the Initial Maturity Date. Such principal payments may be paid in cash or, at the option of the Company, if certain conditions are satisfied, in shares of the Company’s Common Stock. Any shares of Common Stock used to pay an installment of Principal will be valued at the lower of the Conversion Price or a 13.5% discount to the volume weighted average price of the Company’s price for the five days preceding the payment date.

Subject to the Company’s right to require the Investor to convert all or a portion of the Senior Convertible Note, which is discussed below, the Investor may, upon notice to the Company, elect to defer payments with respect to a maximum of $7.5 million for a period of up to two years from the date such installment was originally due. Moreover, in the event that the arithmetic average of the weighted average price of the Common Stock for the five trading days preceding an installment payment date equals or exceeds 150% of the Conversion Price, the installment payment will be deferred to the maturity date.

Payment of Interest

Interest on the Senior Convertible Note is payable quarterly and may, at the option of the Company if the Equity Conditions described above are satisfied, be paid by the issuance of Common Stock. Any shares of Common Stock used to pay interest will be valued at 86.5% of the arithmetic average of the weighted average price of the Common Stock for the five trading days preceding the interest payment date.

Conversion

The Senior Convertible Note is convertible at the option of the holders into shares of the Company’s Common Stock at an initial conversion price of approximately $11.50 per share,

subject to adjustment for stock splits, combinations or similar events. The conversion price is also subject to an anti-dilution “weighted average” adjustment which, in the event that the Company is deemed to be issuing certain securities at a price lower than the then applicable conversion price, reduces the conversion price to a lower price that is the weighted average of the current conversion price and the price at which the Company is deemed to be issuing its Common Stock.

Subject to certain conditions, the Company may require the Investor to convert 50%, subject to certain limitations, or 100% of the Senior Convertible Note after the Commission has declared effective the Registration Statement. If the Company elects to require such mandatory conversion and the number of shares underlying the Class B Warrant, which is discussed below, that become exercisable in the aggregate by virtue of the Company’s requiring a mandatory conversion, is less than 60% of the quotient of the Conversion Amount of such mandatory conversion divided by the arithmetic average of the weighted average price of the Company’s Common Stock for the five trading days prior to the applicable notice of conversion (the “Uncovered Shares”), then it must issue additional Class B Warrants to the Investor to purchase the Uncovered Shares. The Class B Warrants to be issued pursuant to this transaction are not of the same class, and have different terms, than the Company’s currently outstanding Class B public warrants. The terms of this Class B Warrant are substantially similar to the terms of the Class A Warrant, which is discussed below, except as described below and except that the exercise price of the Class B Warrant will be $17.25 per share, subject to adjustment. The Class B Warrant will terminate contemporaneously with the Class A Warrant.

The Senior Convertible Note contains certain limitations on optional and mandatory conversion. For example, it provides that no conversion may be made if, after giving effect to the conversion, the Investor would own in excess of 4.99% of the Company’s outstanding shares of Common Stock. This percentage may, however, be increased, up to 9.99%, at the option of the Investor, upon notice to the Company. Additionally, absent stockholder approval of the transaction, the Company may not issue to the Investor shares of its Common Stock exceeding an amount equal to 19.99% of its outstanding shares of Common Stock. Moreover, whether or not stockholder approval is obtained, the Company is not obligated to issue any shares of its Common Stock pursuant to the Senior Convertible Note, if such issuance, when aggregated with all other shares it has issued in connection with this transaction, other than pursuant to exercise of the Warrant, would exceed 1,968,216 shares.

The Senior Convertible Note imposes penalties on the Company for any failure to deliver any shares of its Common Stock issuable upon conversion.

Events of Default

The Senior Convertible Note contains a variety of events of default which are typical for transactions of this type, as well as the following events:

•	the failure of the registration statement required by the Registration Rights Agreement to be declared effective by the Commission within sixty days after the date required by the Registration Rights Agreement or the lapse or unavailability of such registration statement for more than twenty consecutive days or more than an aggregate of sixty days in any 365-day period (other than allowable grace periods under the Registration Rights Agreement);

•	the suspension from trading or failure of the Common Stock to be listed for trading for more than five consecutive days or more than an aggregate of ten days in any 365-day period;

•	the failure to issue shares upon conversion of the Senior Convertible Note for more than ten business days after the relevant conversion date or a notice of the Company’s intention not to comply with a request for conversion; and

•	the failure for ten consecutive business days to have reserved for issuance the full number of shares issuable upon conversion of the Senior Convertible Note.

If there is an event of default, then the Investor has the right to redeem all or any portion of the Senior Convertible Note, at the greater of (i) up to 115% of the sum of the outstanding principal, interest and late fees, depending on the nature of the default, and (ii) the closing sale price for the Company’s Common Stock on the date immediately preceding the event of default multiplied by the number of shares into which the Note (including all principal, interest and late fees) may be converted.

Fundamental Transactions

The Senior Convertible Note prohibits the Company from entering into certain transactions involving a change of control, unless the successor entity is a public company and it assumes in writing all of the obligations of the Company under the Senior Convertible Note and the other transaction documents.

In the event of such a transaction, the Investor has the right to force redemption of the Senior Convertible Note, at the greater of (i) the product of (x) 125% of the sum of the amount of principal, interest and late fees to be redeemed and (y) the quotient determined by dividing (A) the closing sale price of the Company’s Common Stock after the announcement of a change of control by (B) the conversion price, and (ii) 125% of the sum of the principal and interest and late fees.

Redemption

At any time on or after the Initial Maturity Date, the Investor may accelerate the redemption of a portion of the Senior Convertible Note, in an amount equal to the product of (x) the number of shares of Common Stock that is 20% of the aggregate trading volume of the Common Stock over the prior twenty trading day period, multiplied by (y) the lower of 86.5% of the arithmetic average of the weighted average price of the Common Stock for the five trading days preceding the date on which it delivers its notice of redemption and the Conversion Price.

Covenants

The Senior Convertible Note contains a variety of covenants on the part of the Company, which are typical for transactions of this type, as well as the following covenants:

•	in the event that the Company’s closing share price falls below $9 for ten consecutive trading days, the obligation of the Company to deposit an amount of cash equal to 30% of the then outstanding principal amount of the Senior Convertible Note into escrow. The parties have agreed, however, that in no event shall the total amount of escrowed funds exceed $3 million. In the event that Company’s Common Stock trades at $10 per share or above for 10 consecutive trading days following the Company’s escrow deposit, the Company may receive the escrowed funds. This process will continue until the Senior Convertible Note is repaid;

•	the obligation to reserve out of the Company’s authorized and unissued Common Stock a number of shares equal to 130% of the number of shares of Common Stock issuable upon conversion of the Senior Convertible Note;

•	the obligation to not incur other indebtedness, except for certain permitted indebtedness;

•	the obligation not to incur liens, except for certain permitted liens;

•	the obligation not to, directly or indirectly, redeem or repay all or any portion of any permitted indebtedness if at the time such payment is due or is made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing.

Participation Rights

The holders of the Senior Convertible Note are entitled to receive any dividends paid or distributions made to the holders of the Company’s Common Stock on an as if converted basis.

Limitations on Transfer

In addition to customary limitations on the transfer which are typical for transactions of this type, the Investor is prohibited from transferring the Senior Convertible Note to a competitor of the Company.

Purchase Rights

If the Company issues options, convertible securities, warrants or similar securities to holders of its Common Stock, the Investor shall have the right to acquire the same as if it had converted the Senior Convertible Note.

Class A and Class B Warrants

The Class A Warrants entitle the holders thereof to purchase up to an aggregate of 782,609 shares of the Company’s Common Stock for a period of five years at an exercise price of $12.65 per share. The Class B Warrants entitle the holders thereof to purchase sixty percent of the quotient of (x) the amount converted pursuant to the Company’s mandatory conversion of the Note divided by (y) the arithmetic average of the weighted average price of the Common Stock on each of the five consecutive trading days immediately preceding the date of the forced conversion by the Company. The Class B Warrants are coterminous with the Class A Warrants. The Warrants provide for exercises for cash as well as for cashless exercises under certain conditions.

Similar to the Senior Convertible Note, the Warrants require payments to be made by the Company for failure to deliver the shares of Common Stock issuable upon exercise. It also contains similar limitations on exercise, including the limitation that the Investor may not own in excess of 4.99% of the Company’s outstanding shares of Common Stock (subject to an increase, at the option of the Investor, of up to 9.99%) and the limitation that, absent stockholder approval of the transaction, the Company may not issue to the Investor shares of its Common Stock exceeding an amount equal to 19.99% of its outstanding shares of Common Stock.

Anti-Dilution Protection

The exercise price of the Class A Warrants and the number of shares issuable upon exercise of the Warrants are subject to adjustments for adjustments stock splits, combinations or similar events. Moreover, except in the case of issuances of certain excluded securities, in the event that the Company issues additional securities (“cheap stock”) at a purchase price less than the current exercise price, the Investor’s exercise price shall be reduced to an amount equal to the new issuance price unless such amount is greater than the exercise price then in effect, in which case the exercise price then in effect shall not be adjusted.

In addition, in the event that the Company issues warrants at an exercise price of less than $22 per share to the holders of its outstanding Class B public warrants in an attempt to encourage such holders to exercise such warrants, then the exercise price with respect to the Class A Warrants then in effect shall be reduced by an amount equal to the difference between $22 and the per share exercise price of such new warrants unless such difference is less than $1.00.

If the price of the Company’s Common Stock exceeds two times the original exercise price with respect to the Warrants for 90 consecutive trading days, the Warrants shall no longer be subject to the cheap stock anti-dilutive protection.

The Class B Warrants are subject to similar anti-dilutive protection, but in the event that the Company issues cheap stock, the exercise price of the Class B Warrants will be equal to 150% of the conversion price of the Senior Convertible Notes, as then in effect.

Fundamental Transactions

Upon the occurrence of a transaction involving a change of control, the holders of the Class A Warrants will have the right, among others, to have the Warrants repurchased for a purchase price in cash equal to the Black Scholes value (as calculated pursuant to the Warrants) of the then unexercised portion of the Warrants. The Class B Warrant is not subject to this provision until after a mandatory conversion of the Senior Convertible Note by the Company (the “Conversion Trigger Date”).

Purchase Rights

If the Company issues options, convertible securities, warrants, stock, or similar securities to holders of its Common Stock, the Investor shall have the right to acquire the same as if it had exercised the Warrants. The Class B Warrant is not subject to this provision until the Conversion Trigger Date.

Registration Rights Agreement

The Registration Rights Agreement requires the Company to file a registration statement for the resale of a number of shares of Common Stock equal to 3,504,718 shares, which is equal to 130% of the number of shares issuable upon conversion of the Senior Convertible Note, the payment of interest on, and principal of, the Senior Convertible Note, and upon exercise of the Warrants. The registration statement must be filed within 30 days of the closing date, must be declared effective by the Commission within 120 days (or 90 days if there is no review of the registration statement by the Commission), and must remain effective and available for use until earlier of the date the Investor can sell all of the securities covered by the registration statement without restriction pursuant to Commission Rule 144(k) and the date all of such securities have been sold pursuant to the registration statement. If the Company fails to meet the deadlines for the filing or the effectiveness of the registration statement or, subject to certain “grace periods” periods of up to 10 consecutive days (but no more than 30 days in any 365-day period), if the registration is unavailable after it becomes effective, the Company is required to pay liquidated damages of 2% of the outstanding principal amount of the Senior Convertible Note on the date of such failure and on every 30th day thereafter until such failure is cured. If the Company fails to have the Registration Statement declared effective within 120 days, it will owe an additional penalty of 2% of the outstanding principal amount of the Senior Convertible Note on the date of such failure. The total penalties payable for failure to have a Registration Statement declared effective are capped at 10%. The Registration Rights Agreement provides for customary indemnification for the Company and the Investor.

Escrow Agreement

Under the terms of the Escrow Agreement, the Company has agreed that, in the event that the Company’s closing share price falls below $9 for ten consecutive trading days, the Company will deposit an amount of cash equal to 30% of the then outstanding principal amount of the Senior Convertible Note into escrow, provided that in no event shall the total amount of escrowed funds exceed $3 million, and the escrow agent has agreed to hold and administer such escrowed funds. In the event that Company’s Common Stock trades at $10 per share or above for 10 consecutive trading days following the Company’s escrow deposit, the escrowed funds may be disbursed to the Company. This process will continue until the Senior Convertible Note is repaid. The Escrow Agreement contains provisions which are typical for transactions of this type.

Item 3.02.	Unregistered Sales of Equity Securities

On May 25, 2006, the Company issued the Senior Convertible Note and Warrants described in Item 1.01 of this Current Report on Form 8-K in exchange for an aggregate amount of $15 million. The Senior Convertible Note is convertible into 1,304,348 shares of the Company’s Common Stock, based upon an initial conversion price of $11.50 per share, which is subject to adjustment. Class A Warrants to purchase up to 782,609 shares of the Company’s Common Stock with an exercise price of $12.65 per share, subject to adjustment, were also issued to the Investor as part of the transaction. In the event that the Company exercises its right to require the Investor to convert all or a portion of the Senior Convertible Note, the Class B Warrants (which are different from the Company’s currently outstanding Class B public warrants) issued in connection with the transaction will become exercisable. The exercise price of the Class B Warrants will be equal to $17.25 per share.

The Senior Convertible Note and the Warrants were issued to an institutional accredited investor in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated by the Commission thereunder.

In connection with the transaction, the Company paid placement agency fees of $700,000 and issued to the placement agent warrants, with a term of 5 years, to purchase 26,087 shares of the Company’s Common Stock (2% of the total shares issued in connection with the transaction). The exercise price of these placement agent warrants is $11.89 per share.

Item 8.01.	Other Events

On May 25, 2006, the Company issued a press release announcing the completion of the sale of the Senior Convertible Note and the Warrants. A copy of that press release is filed as an exhibit to this Current Report on Form 8-K pursuant to Securities Act Rule 135c.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.14	Securities Purchase Agreement dated May 25, 2006

10.15	Form of Senior Convertible Note dated May 25, 2006

10.16	Form of Class A Warrant dated May 25, 2006

10.17	Form of Class B Warrant dated May 25, 2006

10.18	Form of Registration Rights Agreement dated May 25, 2006

10.19	Form of Escrow Agreement dated May 25, 2006

99.1	Press Release dated May 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

/s/ Stephen A. Aanderud
Stephen A. Aanderud
Chief Financial Officer

Dated: May 25, 2006